SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MODTECH HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

MODTECH HOLDINGS, INC.
2830 Barrett Avenue
Perris, California 92571

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held July 11, 2008

To the Holders of Common Stock of Modtech Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (“Special Meeting”) of Modtech Holdings, Inc. (the “Company”) will be held at the Company’s corporate headquarters, 2830 Barrett Avenue, Perris, California 92571, on Friday, July 11, 2008 at 8:30 a.m., local time, for the following purposes:

1.
To approve the potential issuance of shares of our common stock in excess of the “Conversion Cap,” described in the accompanying Proxy Statement, upon conversion of our outstanding preferred stock; and

2.	To transact such other business as may properly come before the Special Meeting and any continuation or adjournment thereof.

The Board of Directors has fixed the close of business on May 13, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the Special Meeting.

By Order of the Board of Directors,

Kenneth S. Cragun,
Senior Vice President of Finance, Chief Financial Officer and Secretary
Perris, California
June 23, 2008

IMPORTANT:	WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO IT BEING EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY IF YOU WISH.

MODTECH HOLDINGS, INC.
2830 Barrett Avenue Perris, California 92571

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held July 11, 2008

Purpose

Modtech Holdings, Inc. (sometimes referred to in this Proxy Statement as the “Company”) is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting of Stockholders to be held at the Company’s corporate headquarters, 2830 Barrett Avenue, Perris, California 92571, on Friday, July 11, 2008 at 8:30 a.m. local time, and at any continuation or adjournment thereof (the “Special Meeting”). We are mailing this Proxy Statement and proxy card to stockholders on or about June 23, 2008.

Proxies are being solicited to give all stockholders of record an opportunity to vote on the matter to be presented at the Special Meeting. In the following pages of this Proxy Statement, you will find information on the matter to be voted on at the Special Meeting or any adjournment of that meeting.

Who Can Vote

You can vote if you were a record holder of our common stock as of the close of business on May 13, 2008. Your shares can be voted at the Special Meeting only if you are present or represented by a valid proxy. As required under the NASDAQ Marketplace Rules, the outstanding shares of our Series A Preferred stock and Series B Preferred stock may not vote on the potential issuance of shares of our common stock in excess of the Conversion Cap.

How to Vote

You can vote your shares either by using the enclosed proxy card or by voting in person at the Special Meeting by written ballot. If you are planning to attend the Special Meeting, you should bring proof of identification for entrance to the meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present proof of identification and a statement from the broker, bank or other nominee, reflecting your beneficial ownership of our common stock as of May 13, 2008 as well as a proxy from the nominee to you.

Voting by Proxy

To vote your shares by proxy, complete and return the enclosed proxy card to us before the Special Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for or against the potential issuance of shares of common stock in excess of the Conversion Cap. You can abstain from voting on the proposal.

If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of the proposal.

If any other matters are properly presented at the Special Meeting for consideration, then our officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we know of no other matters to be presented at the Special Meeting.

Voting at the Special Meeting

Written ballots will be available from the Company’s Secretary at the Special Meeting. If your shares are held in the name of a broker, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the meeting. Voting by proxy will not limit your right to vote at the Special Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Special Meeting, then there is no need to vote again, unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Special Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice of Special Meeting that you have revoked your proxy; or (3) you can vote in person by written ballot at the Special Meeting.

Determining the Number of Votes You Have

Your proxy card indicates the number of shares of common stock that you own. Each share of common stock has one vote.

Quorum

A majority of the outstanding shares of our common stock as of the record date must be present, either in person or by proxy, in order for a quorum to be present to conduct the Special Meeting. On May 15, 2008, 21,419,414 shares of our common stock were outstanding. Abstentions and broker non-votes are counted as present in determining whether or not there is a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Required Vote -Approval of the Potential Issuance Of Shares of Our Common Stock in Excess of the Conversion Cap.

To be approved, this matter must receive the affirmative vote of a majority of the total votes cast on the proposal. Brokers holding shares for beneficial owners do not have the discretion to vote on this matter, but may vote only if given voting instructions from the beneficial owner of the shares. An abstention or “broker non-vote” is not counted as a vote cast on the proposal. The outstanding shares of convertible preferred stock are not entitled to vote on the proposal.

Required Vote - Other Matters

For any other matters properly considered at the meeting to be approved, they must receive the affirmative vote of a majority of the total votes cast on the proposal, unless the vote of a greater number of shares is required by law or our Certificate of Incorporation or Bylaws.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, solicitation may be made by telephone, telegraph or personal interview by our directors, officers and other regular employees, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate voting materials to our stockholders, we are delivering only one copy of this Proxy Statement to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders.

How to Obtain a Separate Set of Voting Materials

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. For future meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at: (951) 943-4014 or by writing us at: Modtech Holdings, Inc. 2830 Barrett Avenue, Perris, California 92571 Attn: Kenneth S. Cragun, Chief Financial Officer.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information regarding the ownership of our common and preferred stock as of March 31, 2008, by (i) each of our current directors, (ii) our chief executive officer, our chief financial officer and our only other executive officer whose total compensation exceed $100,000 in 2007, (iii) each person or group known by us to be the beneficial owner of more than 5% of our outstanding common stock or preferred stock, and (iv) all current directors and executive officers as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of Modtech, 2830 Barrett Avenue, Perris, California 92571.

Common Stock Beneficial Owner Table Name and Address of Beneficial Owner	Common Shares Beneficially Owned (1)	Rights to Acquire Shares of Common Stock (2)	Percent of Common (1)
Officers and Directors
Dennis L. Shogren	271,590	225,190	1.3%
Kenneth S. Cragun	23,916	23,916	*
Ronald C. Savona	163,963	162,363	*
Daniel J. Donahoe III	108,424	108,424	*
Robert W. Campbell	90,057	90,057	*
Stanley N. Gaines	285,791	185,791	1.3%
Charles C. McGettigan (7)	520,154	345,154	2.4%
Myron A. Wick III (7)	362,050	314,529	1.7%
All directors and executive officers as a group (8 people)	2,460,628	1,767,924	10.6%

5% Security Holders
Jon D. Gruber (4) (7)	3,791,036	326,316	17.4%
Gruber & McBaine Capital Management (5) (7)	3,282,151	273,684	15.1%
J. Patterson McBaine (6) (7)	3,567,324	289,473	16.4%
Laurus Master Fund, Ltd. (8)	7,837,978	5,698,178	28.9%
Heartland Advisors, Inc. (9)	2,256,613	-	10.5%
Goldman Sachs Asset Management, L.P. (10)	1,262,686	-	5.9%
Dimensional Fund Advisors Inc. (11)	1,141,342	-	5.3%
Royce & Associates, LLC (12)	1,505,370	-	7.0%
Austin W. Marxe and David M. Greenhouse (13)	1,226,435	-	5.7%

_______________

* Less than one percent

(1)
Beneficial ownership is calculated as required by Securities and Exchange Commission Rule 13d-3(d) and includes the shares described in footnote (2). The preferred shares may not vote on Proposal No. 1 at the Special Meeting.

(2)
Represents the number of shares that may be acquired upon exercise of options, warrants, conversion of preferred shares or other rights within sixty days after March 31, 2008. Refer to the Preferred Stock Beneficial Owner Table below for details of the number of preferred shares beneficially owned and percentage ownership.

(3)	Includes 128,400 shares owned of record directly by Mr. McGettigan and 1,600 shares held in a trust formed for the benefit of Mr. McGettigan’s daughter.
(4)	Includes all shares owned of record by Mr. Gruber and by Gruber & McBaine Capital Management and affiliates, of which Mr. Gruber is a managing member.
(5)	Includes shares owned of record by Lagunitas Partners, Gruber & McBaine International, Hamilton College, Wallace Foundation and Donaghy Sales, Inc.
(6)	Includes all shares owned of record directly by Mr. McBaine and by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a managing member.
(7)	The address of each of Charles C. McGettigan, Myron A. Wick III, Jon D. Gruber, Gruber & McBaine CapitalManagement and J. Patterson McBaine is 50 Osgood Place, San Francisco, CA 94133.
(8)
Laurus Master Fund (LMF) is managed by Laurus Capital Management, LLC (LCM). Mr. Eugene Grin and Mr. David Grin are the controlling principles of LCM and may be deemed to have share voting and investment power over the shares owned by LMF. The address of LMF, LCM, Mr. Eugene Grin and Mr. David Grin is 825 Third Avenue, 14th Floor, New York, NY 10022.

(9)
The principal stockholder and President of Heartland Advisors, Inc. (HA) is Mr. William J. Nasgovitz and may be deemed to have share voting and investment power over the shares owned by HA. The address of HA and Mr. Nasgovitz is 789 North Water Street, Milwaukee, WI 53202.

(10)	The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.
(11)	The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12)	The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.
(13)
Includes shares owned of record by Special Situations Cayman Fund, LP (Cayman), Special Situations Fund III, LP (SSF3) and Special Situations Fund III QP, LP (SSF3QP). Mr. Marxe and Mr. Greenhouse are controlling principals for Cayman, SSF3 and SSFQP and may be deemed to have share voting and investment power over the shares owned by Cayman, SSF3 and SSFQP. The address for Cayman, SSF3, SSFQP, Mr. Marxe and Mr.  Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

Preferred Stock Beneficial Owner Table
Name and Address of Beneficial Owner	Series B Preferred Shares Beneficially Owned (1)	Percent of Series B Preferred Shares	Series C Preferred Shares Beneficially Owned (2)	Percent of Series C Preferred Shares
Officers and Directors
Dennis L. Shogren	-	-	200	9.1%
Kenneth S. Cragun	-	-	10	*
Ronald C. Savona	-	-	10	*
Daniel J. Donahoe III	-	-	100	4.5%
Robert W. Campbell	-	-	10	*
Stanley N. Gaines	-	-	500	22.7%
Charles R. Gwirtsman (8)	1,250	8.8%	-	-
Charles C. McGettigan	-	-	588	26.7%
Myron A. Wick III	-	-	500	22.7%
All directors and executive officers as a group (9 people)	1,250	8.8%	1,918	86.9%

5% Security Holders		-	-	-
R&R Opportunity Fund, LLC (3)	2,000	14.1%	-	-
Dolphin Offshore Partners, L.P. (4)	7,500	52.9%	-	-
Thomas Peckosh (5)	960	6.8%	-	-
GCA Strategic Investment Fund Limited (6)	1,000	7.0%	-	-
Maythorpe Holdings Limited (7)	1,000	7.0%	-	-

_______________

* Less than one percent

(1)	Each share of Series B preferred stock converts into 250 shares of common stock and votes on as a converted basis. Series B preferred stock may not vote at the Special Meeting.
(2)	Each share of Series C preferred stock converts into 204 shares of common stock and votes on as a converted basis. Series C preferred stock may not vote at the Special Meeting.
(3)	The address of R&R Opportunity Fund, LLC is 1 Bridge Street, Suite 126, Irvington, NY 10533.
(4)	The address of Dolphin Offshore Partners, L.P. is 129 East 17th Street, New York, NY 10003.
(5)	The address of Thomas Peckosh is 2310 Simpson Street, Dubuque, Iowa 52003.
(6)	The address of GCA Strategic Investment Fund Limited is Mechanics Building, 12 Church Street, Hamilton, Bermuda HM11.
(7)	The address of Maythorpe Holdings Limited is 2nd Floor, Geneva Place, 333 Waterfront Drive, Road Town, Tortola, British Virgin Islands.

Proposal No. 1

APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF OUR COMMON STOCK IN EXCESS OF THE CONVERSION CAP UPON CONVERSION OF OUR OUTSTANDING PREFERRED STOCK

Introduction

We are seeking shareholder approval for the removal of the Conversion Cap on the number of shares of common stock issuable upon conversion of our convertible preferred stock issued on March 11, 2008, and the potential issuance of common stock upon conversion of our outstanding preferred stock in excess of 19.99% of the total number of our shares of common stock outstanding immediately prior to the issuance of the preferred stock.

The following discussion includes a summary of the Subscription Agreement, as amended, and the Second Amended and Restated Certificate of Determination of Preferences, copies of which are attached to this Proxy Statement as Appendix A. The summary is qualified in its entirety by reference to the agreement and certificate.

Basic Terms

On March 10, 2008, we entered into a Subscription Agreement with various investors pursuant to which we issued shares of our Series B Preferred Stock and Series C Preferred Stock for approximately $1.6 million. The Series B Preferred Stock is convertible into our common stock at $0.40 per share and accrues dividends at 8% per annum, payable in additional shares of Series B Preferred Stock. The Series C Preferred Stock is convertible into our common stock at $0.49 per share and does not accrue dividends.

Subject to the accrual of dividends on the Series B Preferred Stock, the shares of Series B Preferred Stock and Series C Preferred Stock (collectively the "Preferred Shares") are currently convertible into 3,997,704 shares of our common stock which is 18.7% of our outstanding shares of common stock on the date of issuance of the Preferred Shares. Although the accruing dividends could result in the Preferred Shares being convertible into more than 18.7% of our outstanding common stock, the Subscription Agreement, as amended, provides that the Preferred Shares cannot be converted into more than 19.9% of our outstanding common stock as of the date of issuance of the Preferred Shares without prior shareholder approval (the “Conversion Cap”). We agreed with the investors to seek stockholder approval to remove this limitation on the number of shares of common stock that can be issued. There are no anti-dilution provisions applicable to the Preferred Shares, but the conversion price will be proportionately adjusted if we affect a split or reverse split of our outstanding common stock or take similar actions.

The Preferred Shares may be converted at any time, in whole or in part, at the election of the holders and are subject to redemption at our option at any time after the closing price of our common stock has been $2.00 or more for 20 consecutive trading days. While outstanding, the Preferred Shares vote together with the holders of common stock as a single class of capital stock upon any matter submitted to stockholders for a vote. Holders of Series B Preferred Stock and Series C Preferred Stock have that number of votes per share equal to the number of shares of common stock into which each such share of each such series of Preferred Stock held by such holder was convertible on its date of issuance. On the issuance date, March 11, 2008, the closing price of our common stock was $0.40.

In the event of any liquidation, dissolution or winding up, the holders of the Preferred Shares have a liquidation preference to the holders of common stock equal to the $100 per share purchase price of the Preferred Shares, plus, in the case of Series B Preferred Stock, all accrued but unpaid dividends. In the event of a merger, consolidation or reorganization, the Preferred Shares will be convertible into that number of shares of stock or other securities (or property, including cash) to which the holders would have been entitled if they had converted the Preferred Shares into common stock . So long as at least 75% of the Preferred Shares issued pursuant to the Subscription Agreement are outstanding, we cannot issue any equity securities senior to the Preferred Shares as to dividend, redemption, conversion, liquidation or voting rights or any securities convertible into such senior securities without the approval of at least a majority of the outstanding Preferred Shares.

Pursuant to a registration rights agreement entered into in connection with the sale of the Preferred Shares, we agreed to register for resale the shares of common stock to be issued upon conversion of the Preferred Shares.

Our common stockholders are not entitled to dissenters’ rights, appraisal rights, or preemptive rights in connection with the issuance of the common shares upon conversion of the Preferred Shares.

Background

Because of our poor sales, we experienced significant operating losses and negative cash flow in 2007, and, therefore, we needed to raise additional working capital early in 2008. At December 31, 2007, we had cash and cash equivalents of $409,000, down from $6.3 million at December 31, 2006 (exclusive of approximately $3.4 million and $9.1 million of restricted cash on the respective dates). For the first few months of 2008, we explored and negotiated common stock financing transactions with various investors, but were unable to successfully complete any of these transactions. In considering the issuance of the Preferred Shares, our board of directors reviewed a number of factors including:

•	the planned use of the proceeds;

•	our growing need for immediate financing;

•	the time spent on attempting to close the common stock financings that had been pursued; and

•	the lack of alternatives.

Based on the foregoing, our board of directors unanimously approved the issuance of the Preferred Shares.

Use of Proceeds

The proceeds from the sale of the Preferred Shares are being used as general working capital.

Interests of Officers and Directors

Our executive officers and directors and certain additional senior management employees together purchased all of the shares of Series C Preferred Stock offered in the transaction for an aggregate purchase price of approximately $221,000. The Series C Preferred Stock is convertible into an aggregate of 450,204 shares of our common stock at $0.49 per share. On the date the Series C Preferred Stock was purchased, the closing price of our common stock was $0.40 per share. The Series C Preferred Stock does not accrue dividends or have customary anti-dilution provisions so the number of shares of common stock into which it can be converted cannot increase. The approval of Proposal No. 1 will not change the number of shares of common stock that can be acquired upon conversion of the Series C Preferred Stock.

Why We Are Seeking Stockholder Approval

Our common stock is listed on The NASDAQ Global Market. We are seeking stockholder approval of the potential issuance of shares of common stock in excess of the Conversion Cap upon conversion of our outstanding preferred stock in order to comply with NASDAQ Marketplace Rule 4350(i). Rule 4350(i) requires stockholder approval for the issuance of securities other than in a public offering at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding listed securities or 20% or more of the voting power outstanding before the issuance.

The Conversion Cap set forth in the Subscription Agreement, as amended, limits the number of shares of common stock that can currently be issued upon conversion of the Preferred Shares to 19.99%. We agreed with the investors to seek shareholder approval to remove the Conversion Cap and allow for the full conversion of the Preferred Shares in accordance with applicable NADAQ Marketplace Rules

Effect of the Approval of this Proposal No. 1

The total number of shares of common stock currently issuable upon conversion of the Preferred Shares in full is limited to 19.99% of the shares of our common stock outstanding immediately prior to the issuance of the Preferred Shares, or approximately 4,281,741 shares. If this Proposal No. 1 is approved, the number of shares of common stock that may be currently issued upon conversion of the Preferred Shares will not immediately change, but as a result of accrued dividends on the Series B Preferred Stock will increase in April 2009 to 4,307,043 shares, which represents approximately 20.1% of the shares of common stock outstanding immediately preceding the issuance of the Preferred Shares.

Effect of the Failure to Approve this Proposal No. 1

If the stockholders do not approve this Proposal No. 1 at the Special Meeting, we will be obligated under the Subscription Agreement, as amended, to seek, at our expense, stockholder approval during every calendar quarter thereafter until such approval is obtained.

Stockholder approval for the issuance of the common shares upon full conversion of the Preferred Shares is not required under Delaware law. Under Delaware law, we have the authority, without stockholder approval, to amend the Subscription Agreement to remove the Conversion Cap. The investors in the Preferred Shares may demand that we do so if we are unable to obtain stockholder approval of this Proposal No. 1 before April 2009. If we remove the limitation without stockholder approval, our shares could be delisted from The NASDAQ Stock Market.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” approval of the removal of the Conversion Cap.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders, proposals by our stockholders intended to be presented at such annual meeting must be received by the Company at our executive offices no later than January 21, 2009. Proposals must comply with the requirements as to form and substance set forth in our bylaws and established by the Securities and Exchange Commission for proposals in order to be included in the proxy statement.

A stockholder proposal for our next annual stockholders’ meeting that is not requested to be included in our proxy materials in accordance with the process described above will be considered untimely if received by us after April 6, 2009. Accordingly, the proxy with respect to our next annual stockholders’ meeting will confer discretionary authority to vote on any stockholder proposals received by us after April 6, 2009.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote under the authority therein given in accordance with his best judgment.

ANNUAL REPORT

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the Securities and Exchange Commission on April 14, 2008. A copy of this Annual Report is available without charge to any of our stockholders upon written request to Kenneth S. Cragun, Chief Financial Officer, Modtech Holdings, Inc., 2830 Barrett Avenue, Perris, California 92751.

By Order of the Board of Directors,

Kenneth S. Cragun
Senior Vice President of Finance, Chief Financial Officer and Secretary
June 23, 2008

MODTECH HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Dennis L. Shogren and Charles C. McGettigan, or either of them, as attorney-in-fact and proxy for the undersigned, each with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Special Meeting of Stockholders to be held on July 11, 2008, or at any adjournment or continuation thereof.

(To be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please date, sign and mail your proxy card back as soon as possible!

Special Meeting of Stockholders
MODTECH HOLDINGS, INC
July 11, 2008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1. Approval of the removal of the Conversion Cap on the number of shares of common stock to be issued upon the conversion of outstanding preferred stock.

FOR ___   AGAINST ____   ABSTAIN___

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE CONVERSION CAP UPON THE CONVERSION OF OUTSTANDING PREFERRED STOCK AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

IMPORTANT: Please SIGN, DATE AND RETURN this proxy as soon as possible to: Mellon Investor Services, 480 Washington Blvd., 29th Floor,
Jersey City, NJ 07310 Attn: Proxy Dept.

SIGNATURE__________________________ DATE_________________

SIGNATURE__________________________ DATE_________________
Signature if Held Jointly

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

APPENDIX A

AMENDMENT
T0
SUBSCRIPTION AGREEMENT

The Subscription Agreement made as of March 10, 2008 (the "Subscription Agreement") by and among Modtech Holdings, Inc., a Delaware corporation (the “Company”), and the parties set forth on the signature pages affixed thereto (the “Buyers”) is hereby amended by this amendment made between the Company and the Buyers (the "Amendment"). Capitalized terms used in this Amendment that are not defined herein shall have the meanings given them in the Subscription Agreement.

1. Notwithstanding the provisions of the Certificate of Determination attached as Exhibit A to the Subscription Agreement, the Buyers shall not have the right to receive upon conversion of the Series B Preferred Stock and Series C Preferred Stock (the “Securities”) shares of common stock of the Company which in the aggregate exceed 19.99% of the Company's common stock outstanding on March 10, 2008 or which would otherwise exceed the number of shares of common stock that the Company may issue to the Buyers in compliance with The Nasdaq Marketplace Rules (the "Conversion Cap"). The Conversion Cap will not apply if the Company obtains stockholder approval of the issuance of the common stock upon conversion of the Securities in excess of the Conversion Cap as required by the Nasdaq Marketplace Rules ("Stockholder Approval").

2. The Company will use its best efforts to obtain Stockholder Approval at its next annual meeting scheduled for June 17, 2008. If Stockholder Approval is not obtained at the June 17, 2008 meeting, the Company will continue to use its best efforts to obtain stockholder approval during each calendar quarter thereafter until Stockholder Approval is obtained or is no longer necessary.

3. Until Stockholder Approval is obtained or determined by the Company to no longer be necessary for the Buyers to be able to fully convert the Securities, no Buyer will be issued upon conversion of their Securities shares of common stock in an amount greater than the product of the Conversion Cap multiplied by a fraction, the numerator of which is the number of shares of Company common stock into which the Securities held by such Buyer are convertible without regard to the Conversion Cap and the denominator of which is the number of shares of Company common stock into which all of the Securities issued to the Buyers and still outstanding are convertible without regard to the Conversion Cap.

4. As reflected in the Second Amended and Restated Certificate of Determination attached hereto as Exhibit A, the Securities will have that number of votes per share equal to the number of shares of common stock into which the Securities are convertible at their respective conversion prices on the date of issuance of the Securities (which equal or exceed the market price of the common shares on that date), excluding for the purpose of such calculation any dividends that may accrue or be paid on the Series B Preferred Stock. The Schedule of Buyers attached to the Subscription Agreement is amended and restated by the attached Schedule of Buyers to reflect an adjustment of 50 shares of Series C Preferred Stock purchased by two Buyers.

5. This Amendment shall be binding on the parties hereto and their respective successors and assigns.

6. Except as specifically amended hereby, the provisions of the Subscription Agreement shall remain unaltered. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. This Amendment shall be enforced, governed and construed in all respects in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the Buyers and the Company have caused this Amendment to be duly executed effective as of the date first above written.

COMPANY:

Modtech Holdings, Inc.

By: /s/Dennis Shogren
Name: Dennis Shogren
Title:   CEO

BUYERS:

/s/ Charles McGettigan
Charles McGettigan

/s/ Robert Campbell
Robert Campbell

/s/ Stanley Gaines
Stanley Gaines

/s/ Daniel Donahoe
Daniel Donahoe

/s/ Thomas McGovern
Thomas McGovern

/s/ Kenneth Keska
Kenneth Keska

R & R Opportunity Fund

By:/s/ John J. Borer, III
 John J. Borer, III
Authorized Signatory

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IN WITNESS WHEREOF, the Buyers and the Company have caused this Amendment to be duly executed effective as of the date first written above.

BUYERS:

/s/ Dennis Shogren
Dennis Shogren

/s/ Kenneth Cragun
Kenneth Cragun

/s/ Ronald Savona
Ronald Savona

/s/ Richard Bartolotti
Richard Bartolotti

/s/ Harold Clark
Harold Clark

/s/ Karen Andreasen
Karen Andreasen

/s/ Richard Von Hor
Richard Von Hor

/s/ Danny Ewing
Danny Ewing

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IN WITNESS WHEREOF, the Buyers and the Company have caused this Amendment to be duly executed effective as of the date first written above.

BUYERS:

Dolphin Offshore Partners, L.P.

By: /s/ Peter E. Salas
Peter E. Salas
General Partner

/s/ Thomas Peckosh
Thomas Peckosh

/s/ Charles R. Skemp
Charles R. Skemp

/s/ Charles Gwirtsman
Charles Gwirtsman

GCA Strategic Investment Fund Limited

By: /s/Lewis N. Lester
        Lewis N. Lester
        Authorized Signatory

Maythorpe Holdings Limited

By: /s/ Joel Handel
       Joel Handel
        Authorized Signatory

/s/ Myron Wick, III
Myron Wick, III

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SCHEDULE OF BUYERS

Buyer’s Name	Buyer’s (Address and Facsimile Number	Number of Securities	Purchase Price

Charles McGettigan	McGettigan, Wick & Co. 50 Osgood Place, Penthouse San Francisco, CA 94133 Facsimile # (415) 986-3617	588 shares of Series C Preferred Stock	$58,800

Myron Wick	McGettigan, Wick & Co. 50 Osgood Place, Penthouse San Francisco, CA 94133 Facsimile # (415) 986-3617	500 shares of Series C Preferred Stock	$50,000

Robert Campbell	B. Riley & Co 4675 MacArthur Court, Suite 1500 Newport Beach, CA 92660 Facsimile # (949) 852-0430	10 shares of Series C Preferred Stock	$1,000

Stanley Gaines	1473 North Ocean Blvd. Palm Beach, FL 33480 Facsimile # (561) 840-9011	500 shares of Series C Preferred Stock	$50,000

Daniel Donahoe	Red Rock Resorts 7114 East Stetson Drive, Suite 205 Scottsdale, AZ 85251 Facsimile # (480) 994-3521	100 shares of Series C Preferred Stock	$10,000

Dennis Shogren	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	200 shares of Series C Preferred Stock	$20,000

Kenneth Cragun	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	10 shares of Series C Preferred Stock	$1,000

Ronald Savona	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	10 shares of Series C Preferred Stock	$1,000

Richard Bartolotti	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	100 shares of Series C Preferred Stock	$10,000

Harry Clark	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	50 shares of Series C Preferred Stock	$5,000

Karen Andreasen	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 943-9655	50 shares of Series C Preferred Stock	$5,000

Richard Von Hor	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile # (951) 436-4088	18 shares of Series C Preferred Stock	$1,800

Thomas McGovern	Modtech Holdings, Inc. 1602 Industrial Park Dr. Plant City, FL 33566 Facsimile # 813-759-0576	50 shares of Series C Preferred Stock	$5,000

Kenneth Keska	Modtech Holdings, Inc. 5301 W. Madison Phoenix, AZ 85043 Facsimile # 602-233-9458	10 shares of Series C Preferred Stock	$1,000
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Buyer’s Name	Buyer’s (Address and Facsimile Number	Number of Securities	Purchase Price

Danny Ewing	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, CA 92571 Facsimile #951-943-3725	10 shares of Series C Preferred Stock	$1,000

R&R Opportunity Fund	R&R Opp. Fund - care of Noari Holdings LLC 1 Bridge Street Suite #126 Irvington, N.Y. 10533	2000 shares of Series B Preferred Stock	$200,000

Peter Salas, General Partner Dolphin Offshore Partners, L.P.	129 East 17TH Street New York, NY 10003 Facsimile # (904) 491-5011	7,500 shares of Series B Preferred Stock	$750,000

Thomas Peckosh	2310 Simpson Street Dubuque, Iowa 52003	960 shares of Series B Preferred Stock	$96,000

Charles R. Skemp	The Skemp Company 1950 John F. Kennedy Road Dubuque, Iowa 52002 Facsimile # (563) 557-3143	480 shares of Series B Preferred Stock	$48,000

Charles Gwirtsman	KRG Capital Partners, LLC 1515 Arapahoe Street Tower One - Suite 1500 Denver, CO 80202 Facsimile # (303) 390-5015	1250 shares of Series B Preferred Stock	$125,000

GCA Strategic Investment Fund Limited	Mechanics Building, 12 Church Street Hamilton, Bermuda HM11	1000 shares of Series B Preferred Stock	$100,000

Maythorpe Holdings Limited	2nd Floor, Geneva Place 333 Waterfront Drive Road Town, Tortola, British Virgin Islands Facsimile #. (284) 494-3088	1000 shares of Series B Preferred Stock	$100,000

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Exhibit A

SECOND AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION OF
PREFERENCES, RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL
RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
SERIES B PREFERRED STOCK
AND SERIES C PREFERRED STOCK OF
MODTECH HOLDINGS, INC.
(INCORPORATED OCTOBER 7, 1998)

The undersigned, Dennis Shogren and Kenneth Cragun, certify that:

ONE.  They are the duly elected Chief Executive Officer and Secretary, respectively, of the above-named corporation.

TWO.  Pursuant to and in accordance with the provisions of Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, the Board of Directors of this corporation has duly adopted the following recitals and resolutions.

WHEREAS, the Certificate of Incorporation of this corporation provides for a class of its authorized shares known as Preferred Stock comprised of 5,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series and the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and

WHEREAS, the Board of Directors has previously fixed and determined the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to a Series A Preferred Stock; and

WHEREAS, pursuant to a Certificate of Designation filed with the Delaware Secretary of State on March 11, 2008, the Board of Directors of this corporation has previously established two additional classes of Preferred Stock, one designated as the "Series B Preferred Stock" and the other designated as “Series C Preferred Stock,” and fixed the number of shares in each class and the rights, preferences, privileges, restrictions and other matters relating thereto; and

WHEREAS, the Board of Directors wishes to amend and restate the Certificate of Designation filed March 11, 2008 in its entirety;

NOW, THER.EFORE, BE IT RESOLVED, that the series consisting of 50,000 shares of Preferred Stock, $0.01 par value per share, previously established and designated as the "Series B Preferred Stock" of this corporation (the "Series B Preferred Stock"), and any outstanding shares thereof, shall have the rights, preferences and privileges, and shall be subject to the restrictions, as are hereinafter set forth; and

RESOLVED FURTHER, that the series consisting of 50,000 shares of Preferred Stock, $0.01 par value per share, previously established and designated as the "Series C Preferred Stock" of this corporation (the "Series C Preferred Stock"), and any outstanding shares thereof, shall have the rights, preferences and privileges, and shall be subject to the restrictions, as are hereinafter set forth:

1.  Dividend Provisions.

(a) Series B Dividends. The holders of outstanding Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of unissued shares of Series B Preferred Stock at the time legally available therefor, dividends, in whole and/or fractional shares of such Series B Preferred Stock, at the rate of Eight Percent (8%) per share of outstanding Series B Preferred Stock per annum. Dividends shall accrue on each share of Series B Preferred Stock from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous year at said rate per share per annum shall not have been paid or declared and set apart for all shares of Series B Preferred Stock at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before this corporation pays any dividend (except a dividend in shares of Common Stock) on Common Stock or any dividend on Series C Preferred Stock or on any Preferred Stock issued subsequent to the Series B Preferred Stock. Undeclared or unpaid dividends shall not bear or accrue interest.

(b) Series C Dividends. No dividend shall be declared or paid on the Common Stock of this corporation (other than in Common Stock of this corporation) or on any other series of Preferred Stock, except Series B Preferred Stock as provided above, unless prior to and in preference thereof a dividend of equal amount per share is declared and paid on the outstanding shares of the Series C Preferred Stock out of any assets legally available therefore. Unless and until declared, no dividends shall accrue on outstanding shares of Series C Preferred Stock.

2. Liquidation Preference.

(a) Series B Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of each then outstanding share of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of this corporation to the holders of Common Stock, Series C Preferred Stock, or any series of Preferred Stock issued subsequent to the Series B Preferred Stock, an amount equal to One Hundred Dollars ($100.00) per share, (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes with respect to the Series B Preferred Stock occurring after the date of the first issuance of shares of the Series B Preferred Stock), plus all accrued but unpaid cumulative dividends on such share of Series B Preferred Stock (the "Series B Liquidation Preference"). The Series B Liquidation Preference shall be paid or set apart for payment before, in connection with any liquidation, dissolution or winding up of the corporation, the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of Series C Preferred Stock, Common Stock or any series of Preferred Stock issued subsequent to the Series B Preferred Stock. If the assets or surplus funds to be distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full Series B Liquidation Preference, then the entire assets and surplus funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the share of the Series B Liquidation Preference each such holder is otherwise entitled to receive in respect of the shares of Series B Preferred Stock then held by such holder.

(b)  Series C Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation and after the payment or setting apart for payment of the Series B Liquidation Preference, the holders of each then outstanding share of Series C Preferred Stock shall be entitled to receive, by reason of their ownership thereof, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock or any series of Preferred Stock issued subsequent to the Series C Preferred Stock an amount equal to One Hundred Dollars ($100.00) per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes with respect to the Series C Preferred Stock occurring after the date of the first issuance of shares of the Series C Preferred Stock), plus any declared but unpaid dividends on such share of Series C Preferred Stock (the "Series C Liquidation Preference"). The Series C Liquidation Preference shall be paid or set apart for payment before, in connection with any liquidation, dissolution or winding up of the corporation, the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of Common Stock or any series of Preferred Stock issued subsequent to the Series C Preferred Stock. If the remaining assets or surplus funds to be distributed to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full Series C Liquidation Preference, then the entire remaining assets and surplus funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the share of the Series C Liquidation Preference each such holder is otherwise entitled to receive in respect of the shares of Series C Preferred Stock then held by such holder.

(c)  Remaining Assets. After the payment or setting apart for payment in full of the Series B Liquidation Preference and the Series C Liquidation Preference, any remaining assets or surplus funds of this corporation shall be distributed to the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Common Stock, ratably on the basis of the number of shares of Common Stock then held by them and then issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock then held by them.

3. Redemption.

(a) Optional. Following the twentieth (20th) consecutive trading day on which the closing price of the Common Stock (or the closing bid price if there is no closing price) equals or exceeds Two Dollars ($2.00) per share on the exchange or market on which the Common Stock is then traded, this corporation may at any time thereafter to the extent it may lawfully do so, at the option of its Board of Directors, redeem in whole or in part (i) the Series B Preferred Stock by paying in cash therefor a sum equal to One Hundred Dollars ($100.00) per share of Series B Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes with respect to the Series B Preferred Stock occurring after the date of the first issuance of shares of Series B Preferred), together with all accrued but unpaid dividends on such shares to the date of redemption (the "Series B Redemption Price") and (ii) the Series C Preferred Stock by paying in cash therefor a sum equal to One Hundred Dollars ($100.00) per share of Series C Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes with respect to the Series C Preferred Stock occurring after the date of the first issuance of shares of Series C Preferred Stock), together with all declared but unpaid dividends on such shares to the date of redemption (the "Series C Redemption Price"). Any redemption of Series B Preferred Stock and Series C Preferred Stock shall be pro rata among the outstanding shares of Series B Preferred Stock and Series C Preferred Stock based upon the number of shares held by each holder thereof.

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(b) Notice of Redemption. The corporation shall give written notice at least thirty (30) days prior to the redemption date, of its intention to redeem the Series B Preferred Stock and Series C Preferred Stock as provided herein, to each holder thereof, such notice to be addressed to each holder at the address of such holder as it appears on the stock transfer books of the corporation and to specify (i) the total number of shares of Series B Preferred Stock and Series C Preferred Stock being redeemed; (ii) the number of shares of Series B Preferred Stock and Series C Preferred Stock held by the holder which the corporation intends to redeem; (iii) the date of redemption, the Series B Redemption Price and the Series C Redemption Price; and (iv) the date on which the conversion rights with respect to such shares terminate in accordance with Section 4 below. On or after the date of redemption, each holder of Series B Preferred Stock and Series C Preferred Stock shall surrender his certificate for the number of shares to be redeemed as stated in the notice provided by the corporation (other than those shares properly converted pursuant to Section 4 below). If less than all the shares represented by such certificates are to be redeemed, the corporation shall forthwith issue a new certificate for the unredeemed shares.

4. Conversion.

The holders of the Series B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows:

(a) Optional Conversion into Common Stock. Each share of Series B Preferred Stock and Series C Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the redemption date for such share fixed by a redemption notice in accordance with Section 3 above, at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by, in the case of Series B Preferred Stock, dividing One Hundred Dollars ($100.00), plus accrued but unpaid dividends on the Series B Preferred Stock by the "Series B Conversion Price" in effect at the time and, in the case of Series C Preferred Stock, dividing One Hundred Dollars ($100.00), plus declared but unpaid dividends on the Series C Preferred Stock by the "Series C Conversion Price" in effect at the time. The initial Series B Conversion Price per share is Forty Cents ($0.40) and the initial Series C Conversion Price per share is Forty-Nine Cents ($0.49); provided, however, that the Series B Conversion Price and the Series C Conversion Price shall be subject to adjustment as set forth in subsection 4(c).

(b) Mechanics of Conversion from Preferred Stock to Common Stock. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock or Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price or Series C Conversion Price, as applicable. Before any holder of Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series B Preferred Stock or Series C Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock or Series C Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

  (c) Adjustment in Conversion Price.

(i) Combinations or Subdivisions. If the corporation at any time or from time to time after the date of the first issuance of shares of the Series B Preferred Stock and Series C Preferred Stock (the “Original Issue Date”) declares or pays any dividend on its Common Stock payable in Common Stock or in any right to acquire Common Stock, or effects a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or if the outstanding shares of Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Price and Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

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(ii)  Reorganization; Recapitalization. If at any time or from time to time there shall be a reclassification or recapitalization of the capital stock of the corporation (other than a subdivision, reclassification, stock split or combination provided for elsewhere in this Section 4), any consolidation, merger, or reorganization of the corporation with or into another entity or entities, or the conveyance of all or substantially all of the assets of the corporation to another entity, each share of Series B Preferred Stock and Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares would have been entitled on such reclassification, recapitalization, consolidation, merger, reorganization or conveyance. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock and Series C Preferred Stock after the reclassification, recapitalization, consolidation, merger, reorganization or conveyance to the end that the provisions of this Section 4 (including adjustment of the Series B Conversion Price and Series C Conversion Price then in effect and the number of shares to be issued upon conversion of the Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(iii) Issuance of Additional Securities; Other Adjustments. Except as otherwise provided in this Section 4(c), the Series B Conversion Price and the Series C Conversion Price will not be adjusted upward or downward because of the issuance of additional securities after the Original Issue Date.

(d) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation, or through reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock and Series C Stock, respectively, against impairment.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price and Series C Conversion Price pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock and each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the conversion price for such series of Preferred Stock at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock and Series C Preferred Stock.

(f)  Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock and Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and Series C Preferred Stock.

(g)  Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock or Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books and the shares of this corporation.

5.   Voting Rights. Except as otherwise required by law and the provisions of this Section 5, the holders of Series B Preferred Stock and Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and to vote together with the holders of Common Stock as a single class of capital stock upon any matter submitted to stockholders for a vote. Holders of Series B Preferred Stock and Series C Preferred Stock shall have that number of votes per share equal to the number of shares of Common Stock into which each such share of each such series of Preferred Stock held by such holder, excluding any dividends accrued or paid on the Series B Preferred Stock, is convertible into at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the foregoing formula (after aggregating all shares into which shares of Series B Preferred Stock and Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

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6.   Protective Provisions. So long as at least 75% of the aggregate number of shares of Series B Preferred Stock and Series C Preferred Stock issued on the Original Issue Date (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes with respect to the Series B Preferred Stock and the Series C Preferred Stock occurring after the Original Issue Date), are outstanding, the corporation shall not, without the vote or written consent by the holders of at least a majority of the aggregate number of outstanding shares of Series B Preferred Stock and Series C Preferred Stock authorize or issue, or obligate itself to issue, any other equity security senior to the Series B Preferred Stock or Series C Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to the Series B Preferred Stock or Series C Preferred Stock.

7. Status of Converted Stock. In the event any shares of Series B
Preferred Stock or Series C Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be reissuable by the corporation, but shall be returned to the status of undesignated shares of Preferred Stock.

IN WITNESS WHEREOF, the undersigned have executed this certificate. Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge. Executed at Riverside, California effective May 21, 2008.

By:	/s/ Dennis Shogren
Dennis Shogren Chief Executive Officer

By:	/s/ Kenneth Cragun
Kenneth Cragun Secretary

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